Exhibit O

                          NORTHERN INSTITUTIONAL FUNDS
                                (the "Company")

                                 CODE OF ETHICS
                                 --------------


I.   Legal Requirement.
     -----------------

     Rule 17j-1(a) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or trustee of the Company or of its investment advisers or distributor (as well as other persons) in connection with the purchase or sale by such person of a security "held or to be acquired" by the Company:

          1.   To employ any device, scheme or artifice to defraud the Company;

          2. To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

          4. To engage in any manipulative practice with respect to the Company's investment portfolios.

II.  Purpose of the Code of Ethics.
     -----------------------------

     The Company expects that its officers and trustees will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Company's shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

     In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Company's Board of Trustees has determined to adopt this Code of Ethics on behalf of the Company to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

     The Company expects that its investment advisers and distributor will adopt separate codes of ethics for their directors, officers and personnel that are consistent with the purpose of this Code and applicable regulations.

III.  Definitions.
      -----------

     A.   An "Access Person" means: (1) each trustee or officer of the Company;
          (2) each employee (if any) of the Company (or of any company in a control relationship to the Company) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.

          For purposes of this Code of Ethics, an "Access Person" does not include any person who is subject to the codes of ethics adopted by the Company's investment advisers or principal underwriter in compliance with Rule 17j-1 of the 1940 Act and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable.

     B. "Restricted Trustee" or "Restricted Officer" means each trustee or officer of the Company who is not also a director, officer, partner, employee or controlling person of the Company's investment advisers, custodian, transfer agent or distributor.

     C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

     D. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Company, or (2) is being or has been considered by the Company or either of its investment advisers for purchase by the Company. A purchase or sale includes the writing of an option to purchase or sell.

     E.   "Exempt Security" means:

          1. Securities which the Company's investment portfolios are not permitted to purchase under the investment objectives and policies set forth in the Company's then current prospectus(es) under the Securities Act of 1933 or the Company's registration statement on Form N-1A.

          2. Securities issued by the Government of the United States (i.e., U.S. Treasury securities), short-term debt securities which are "government securities" within the meaning of section 2(a)(16) of the 1940 Act (which includes securities of the U.S. Government and its instrumentalities), bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end investment companies.

          3. Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

                                       2
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          4.   Securities purchased or sold in a transaction which is non-
               volitional on the part of either the Access Person or the Company.

          5. Securities acquired as a part of an automatic dividend reinvestment plan.

          6. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

IV.  Policies of the Company Regarding Personal Securities Transactions.
     ------------------------------------------------------------------

     A.   General Policy.
          --------------

          No Access Person of the Company shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(a) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

     B.   Specific Policies.
          -----------------

          1. Restrictions on Personal Securities Transactions By Access Persons Other Than Restricted Trustees and Restricted Officers.

               a. No Access Person who is not a Restricted Trustee or Restricted Officer may buy or sell securities other than Exempt Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the compliance officer ("Compliance Officer") of The Northern Trust Company ("Northern") prior to effecting such security transaction.

                    A written authorization for such security transaction will be provided by the Compliance Officer of Northern to the person receiving the authorization (if granted) to memorialize the oral authorization that was granted.

                         Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the Compliance Officer of Northern for clearance or denial of clearance to trade prior to effecting any securities transactions.

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               b.   Pre-clearance approval under paragraph (a) will expire at
                    the close of business on the fifth trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

               c. No clearance will be given to an Access Person other than a Restricted Trustee or Restricted Officer to purchase or sell any security (1) on a day when any portfolio of the Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when the Compliance Officer of Northern has been advised by an investment adviser that the same security is being considered for purchase or sale for any portfolio of the Company.

          2. Restrictions on Personal Securities Transactions by Restricted Trustees and Restricted Officers.

               The Company recognizes that a Restricted Trustee and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Company. In addition, it has been the practice of the Company to give information about securities purchased or sold by the Company or considered for purchase or sale by the Company to Restricted Trustees and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Company or are considered for purchase or sale by the Company. Accordingly, the Company believes that less stringent controls are appropriate for Restricted Trustees and Restricted Officers, as set forth below in paragraph V.A.

V.   Procedures.
     ----------

     A. In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

          1. Each Access Person of the Company other than a Restricted Trustee or Restricted Officer shall direct his or her broker to supply to the Compliance Director, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership/1/ and copies of periodic statements for all securities accounts.

-----------
/1/ You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

          2. Each Access Person of the Company, other than a trustee who is not an "interested person" (as defined in the 1940 Act), shall submit reports in the form attached hereto as Exhibit A to the Compliance Officer of Northern, showing all transactions in securities other than Exempt Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Such reports shall indicate each transaction in a security where the Access Person knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Company. Such reports shall be filed no later than 10 days after the end of each calendar quarter.

          3. Each trustee who is not an "interested person" of the Company shall submit the same quarterly report as required under paragraph 2 to the Compliance Officer of Northern, but only for a transaction in a security other than an Exempt Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Company.

          4. First Data Investor Services, Inc. ("First Data") shall notify each Access Person of the Company who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

          5. The Company's investment advisers and principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable.

---------------------
(...continued)
     (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

     (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

          For interpretive guidance on this test, you should consult counsel.

2.   See footnote 1 above.

          6.   The Compliance Officer of Northern shall:

               a. review all reports required to be made by the Company's "Access Persons" pursuant to this Code, and as appropriate compare the reports with the pre-clearance authorizations received;

               b. maintain copies of this Code of Ethics and the names of the persons who are required to report their securities transactions pursuant to the Code;

               c. keep all reports submitted by Access Persons pursuant to this Code in a safe and secure location, and shall not disclose the reports or their contents to any person except as necessary to perform the responsibilities of Compliance Officer;

               d. submit to the Chairman of the Board of Trustees of the Company within 60 days after the end of each calendar quarter a written report listing (i) any transaction that appears to evidence a possible violation of this Code, or
                    (ii) any apparent violation of the reporting requirements stated herein; and

               e. promptly investigate any securities transaction listed pursuant to subparagraph (d)(i) above and submit periodic status reports with respect to each such investigation to the Chairman of the Board of Trustees of the Company.

          7. The Compliance Officer of each of the Company's investment advisers and principal underwriter, respectively, shall:

               a. maintain copies of the codes of ethics adopted by such investment advisers and principal underwriter and the names of the persons who are required to report their securities transactions pursuant to such codes;

               b. submit to the Board of Trustees of the Company within 60 days after the end of each calendar quarter a written report listing any transaction that constituted a violation of the code of ethics adopted by the Company's investment advisers or principal underwriter and the disciplinary actions taken in response to such violation.

          8. At each quarterly Board of Trustees' meeting the Chairman of the Board of Trustees of the Company shall report on any reported securities transaction that occurred during the prior quarter that appears to have been inconsistent with the provisions of this Code.

------------------------------
3. Disciplinary action may include but is not limited to any action that has a material financial effect upon the individual involved, such as fining, suspending, or demoting an employee, imposing a substantial fine or requiring the disgorgement of profits.

          9. The Board shall consider reports made to it hereunder and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Company. The Board shall review the operation of this Code at least once a year.

          10. At least once a year, the Company's investment advisers and principal underwriter shall provide to the Board a report which contains (a) a summary of existing procedures concerning personal investing by their access persons and any changes in the procedures during the past year and (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Company's experience under this Code, industry practices, or developments in applicable laws and regulations.

          11. This Code, the codes of the investment advisers and principal underwriter, a copy of each report by an Access Person, any written report hereunder by the Company's investment advisers or principal underwriter, and lists of all persons required to make reports shall be preserved with the Company's records for the period required by Rule 17j-1.

VI.  Certification.
     -------------

     Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by them. Each Access Person will further certify that they have disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit B.


Adopted:  April 21, 1999          Northern Institutional Funds Board of Trustees
Effective as of:  May 1, 1999

                                   Exhibit A

                          NORTHERN INSTITUTIONAL FUNDS
                                (the "Company")

                         Securities Transaction Report


             For the Calendar Quarter Ended:    March 31, 2000
                                              ------------------
                                               (month/day/year)


To:  Compliance Officer of The Northern Trust Company

          During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:




                           Number of                      Nature of              Broker/Dealer
               Date        Shares or    Dollar Amount    Transaction                or Bank
                of         Principal         of           (Purchase,             Through Whom
Security    Transaction      Amount      Transaction     Sale, Other)    Price      Effected
--------    -----------    ---------    -------------    ------------    -----    -------------

---------------
* Indicates a transaction in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Company.


          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


                              Signature:
                                        ------------------------------
                              Print Name:
                                         -----------------------------

                                   Exhibit B

                          NORTHERN INSTITUTIONAL FUNDS
                                (the "Company")

                               ANNUAL CERTIFICATE



          Pursuant to the requirements of the Code of Ethics of the Company, the undersigned hereby certifies as follows:

          1.   I have read the Company's Code of Ethics.

          2. I understand the Code of Ethics and acknowledge that I am subject to it.

          3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions required to be reported under the requirements of the Code of Ethics.



     Date:                         Signature:
                                             -----------------------------

                                   Print Name:
                                              ----------------------------